UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2012 (July 26, 2012)

ALEXZA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51820	77-0567768
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Alexza Pharmaceuticals, Inc. 2091 Stierlin Court Mountain View, California		94043
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 944-7000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On July 26, 2012, the Board of Directors (the “Board”) of Alexza Pharmaceuticals, Inc. (the “Company”) approved an increase to the base salaries of James V. Cassella, Ph.D., in connection with his promotion to Executive Vice President, Research and Development and Chief Scientific Officer, Mark K. Oki, in connection with his promotion to Senior Vice President, Finance, Chief Financial Officer and Secretary and Darl Moreland, in connection with his promotion to Senior Vice President, Quality and an executive officer of the Company. This increase was made effective as of July 26, 2012. In connection with these promotions, the Company granted stock options awards (the “Promotion Options”) to Dr. Cassella and Messrs. Oki and Moreland. The following chart sets forth the salary increases and Promotion Options granted to Dr. Cassella and Messrs. Oki and Moreland:

Executive Officer	New Base Salary	Promotion Options Granted
James V. Cassella, Ph.D. Executive Vice President, Research and Development and Chief Scientific Officer	$350,000	15,000
Mark K. Oki Senior Vice President, Finance, Chief Financial Officer and Secretary	$265,000	10,000
Darl Moreland Senior Vice President, Quality	$265,000	10,000

On July 26, 2012, the Board also approved the grant of stock option awards to all employees of the Company with more than six months of continuous employment, including its executive officers (together with the Promotion Options, the “Options”), in the amounts set forth as follows:

Executive Officer	Stock Options Granted
Thomas B. King President and Chief Executive Officer	50,000
James V. Cassella, Ph.D. Executive Vice President, Research and Development and Chief Scientific Officer	25,000
Michael J. Simms Senior Vice President, Operations and Manufacturing	25,000
Mark K. Oki Senior Vice President, Finance, Chief Financial Officer and Secretary	25,000
Darl Moreland Senior Vice President, Quality	25,000

All of the Options are ten (10) year options to purchase shares of the Company’s Common Stock, have an exercise price of $3.47 per share and are intended to be incentive stock options for tax purposes. The Options were granted under and in accordance with the terms and conditions of the Company’s 2005 Equity Incentive Plan, and the Company’s standard Form of Option Grant Notice and Form of Option Agreement previously filed with the Securities and Exchange Commission as an exhibit to its Registration Statement on Form S-1(File No. 333-130644) (collectively, the “Plan Documents”). Twenty-five percent of such Options will vest and become exercisable one year after the date of grant and the balance of the shares will vest and become exercisable in a series of 36 successive equal monthly installments thereafter, subject, in each case, to the applicable holder’s continued employment with the Company through such vesting dates. Notwithstanding the foregoing, if the applicable holder’s continued employment with the Company terminates within three months prior to, or 12 months following, the effective date of a change in control of the Company due to (i) an involuntary termination (excluding death or disability) without cause, or (ii) a voluntary termination for good reason (as each of these terms is defined in the Plan Documents), the vesting and exercisability of the shares subject to the applicable Option will be accelerated in full as of the later of the change in control and such termination date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXZA PHARMACEUTICALS, INC.

Date: July 30, 2012	By:	/s/ Thomas B. King
Thomas B. King President and Chief Executive Officer